Exhibit 99.1

For Immediate Release

Contact: Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

VINEYARD NATIONAL BANCORP PROPOSES UP TO $250 MILLION

PRIVATE PLACEMENT OFFERING OF UNITS, CONSISTING OF CONVERTIBLE

SENIOR SECURED NOTES AND COMMON STOCK

Corona, California – September 19, 2008 – Vineyard National Bancorp (NASDAQ:VNBC) (“VNBC”), the holding company of Vineyard Bank, National Association (“Vineyard”), announced today that it intends to commence a private placement offering of an aggregate of $250 million of Units consisting of 10% Convertible Senior Secured Notes due in 2009 and common stock to be issued at the closing of the transaction. The aggregate gross proceeds to VNBC from the offering are expected to be up to approximately $250 million. The proceeds are expected to be used to strengthen VNBC and Vineyard’s financial position, repurchase certain of VNBC’s indebtedness, trust preferred securities and preferred stock, and provide a financial platform for the execution of VNBC’s strategic plans.

Under the terms of the proposed private placement, VNBC will be required to hold a special meeting of its shareholders in order to seek approval to amend VNBC’s articles of incorporation to increase the number of shares of common stock VNBC is authorized to issue in order to accommodate the conversion of all of the outstanding principal and accrued but unpaid interest under the Notes into common stock.  The Convertible Senior Secured Notes will automatically convert into shares of common stock at the time that the amendment is effective.  VNBC intends to distribute a proxy statement to its shareholders with respect to the special meeting promptly after the closing of the transaction. VNBC encourages shareholders to read these materials carefully when they become available before making any decision with respect to the amendment.

The issuance of the Units is generally subject to approval by VNBC’s shareholders pursuant to the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”). However, NASDAQ rules provide for a financial viability exception in certain circumstances.  In accordance with NASDAQ rules, the Audit and Compliance Committee of the Board of Directors has expressly approved VNBC’s intended use of this exception.  VNBC expects to mail a notice to shareholders explaining the reliance on the exception, no later than ten days prior to the issuance of the Units.

This release does not constitute an offer to sell or the solicitation of an offer to buy any security.  The Units, including the underlying Convertible Senior Secured Notes due 2009 and VNBC’s common stock to be sold in the proposed private placement offering, will not at the time of issuance be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

Forward-Looking Statements

Certain matters discussed herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although VNBC believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond VNBC's ability to control or predict. Important factors that may cause actual results to differ materially and could impact VNBC and the statements contained herein include general and local economic conditions, particularly in Southern California, our substantial continuing net losses, our need for significant additional capital to continue operations and meet our obligations, heightened regulatory oversight and increased regulatory restrictions, and the risk that the proposed private placement is not successfully completed, as well as risks contained in VNBC's filings with the SEC including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements herein, VNBC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws. VNBC assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.